As filed with the Securities and Exchange Commission on October 31, 2025
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CVR ENERGY, INC.
(and the subsidiaries identified below in the Table of Additional Registrant Guarantors)
(Exact name of registrant as specified in its charter)

Delaware	61-1512186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(281) 207-3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Melissa M. Buhrig
Executive Vice President, General Counsel and Secretary
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(281) 207-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Clinton W. Rancher
Eileen S. Boyce
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Table of Additional Registrant Guarantors
The additional registrants listed below may guarantee the Debt Securities:

Exact name of additional registrant guarantor as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
Coffeyville Resources Crude Transportation, LLC	Delaware	20-0466180
Coffeyville Resources Pipeline, LLC	Delaware	20-0466161
Coffeyville Resources Refining & Marketing, LLC	Delaware	20-0465932
Coffeyville Resources Terminal, LLC	Delaware	20-0466222
Common Assets Holdco, LLC	Delaware	88-1567974
Common Services Holdco, LLC	Delaware	88-1652785
CVR CHC, LP	Delaware	88-1782277
CVR Common Assets CVL, LLC	Delaware	88-1675673
CVR Common Assets WYN, LLC	Delaware	88-1626762
CVR Common Services, LLC	Delaware	88-1735266
CVR Energy Holdings, Inc.	Delaware	20-0691675
CVR FHC, LP	Delaware	88-2130176
CVR Refining GP, LLC	Delaware	90-0889628
CVR Refining, LLC	Delaware	90-0889775
CVR Refining, LP	Delaware	37-1702463
CVR Refining CVL, LLC	Delaware	88-1864324
CVR Refining WYN, LLC	Delaware	88-2036712
CVR Renewables, LLC	Delaware	37-1702463
CVR Renewables CVL, LLC	Delaware	86-3981149
CVR Renewables WYN, LLC	Delaware	88-1695575
CVR RHC, LP	Delaware	88-2154789
CVR Services, LLC	Delaware	20-0691675
CVR Supply & Trading, LLC	Delaware	88-1987264
Renewable Assets Holdco, LLC	Delaware	88-1756983
UAN Services, LLC	Delaware	93-1558232
Wynnewood Energy Company, LLC	Delaware	84-0964517
Wynnewood Refining Company, LLC	Delaware	84-1313011

*
The address and telephone number of each additional registrant guarantor’s principal executive office is 2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479, telephone (281) 207-3200. The agent for service for each additional registrant guarantor is Melissa M. Buhrig, Executive Vice President, General Counsel and Secretary, CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, telephone (281) 207-3200.

PROSPECTUS

CVR Energy, Inc.
Common Stock
Preferred Stock
Rights
Debt Securities
Guarantees of Debt Securities
Warrants
Depositary Shares
Purchase Contracts
Purchase Units
Units
We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.
This prospectus provides you with a general description of these securities and the general manner in which we will offer and sell the securities. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.
Our common stock is listed on the New York Stock Exchange under the symbol “CVI.” On October 30, 2025, the last reported sale price for our common stock was $37.10 per share.
Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 3 herein and in any applicable prospectus supplement and under similar headings in the other documents incorporated by reference in this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is October 31, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using an “automatic shelf” registration process. Under this process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read carefully this prospectus, the related exhibits filed with the SEC, any prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein under the heading “Where You Can Find More Information.”
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “CVR Energy,” the “Company,” “we,” “us,” or “our” relate to CVR Energy, Inc. and include our subsidiaries, including CVR Partners, LP, a publicly traded limited partnership engaged in the nitrogen fertilizer manufacturing business (“CVR Partners”). In the “Description of Capital Stock,” “Description of Debt Securities and Guarantees,” “Description of Warrants,” “Description of Depositary Shares,” “Description of Purchase Contracts and Purchase Units” and “Description of Units” sections of this prospectus, however, references to “Company,” “we,” “us,” or “our” relate only to CVR Energy, Inc. and do not include any of our subsidiaries.
We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus and any written communication prepared by us or on our behalf. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any prospectus supplement constitute an offer to sell only under circumstances and in jurisdictions where it is lawful to do so.

ABOUT CVR ENERGY
CVR Energy is a diversified holding company, formed in September 2006, primarily engaged in the petroleum refining and marketing industry, the renewable fuels industry, and the nitrogen fertilizer manufacturing business through its interest in CVR Partners.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CVI,” and CVR Partners’ common units are listed on the NYSE under the symbol “UAN.” As of October 30, 2025, Icahn Enterprises L.P. and its affiliates owned approximately 70% of our outstanding common stock.
Our principal executive offices are located at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, and our telephone number is (281) 207-3200. Our website address is www.cvrenergy.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. For further discussion of the material elements of our business, please refer to our most recent Annual Report on Form 10-K and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.
ABOUT THE SUBSIDIARY GUARANTORS
Certain of our subsidiaries (other than CVR Partners and its subsidiaries) may jointly and severally, fully and unconditionally, guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, is included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent required by the rules and regulations of the SEC.
Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. Please read “Where You Can Find More Information.”

RISK FACTORS
Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, you should consider the risks described under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequently filed periodic and current reports that are incorporated by reference in this prospectus, and those risk factors that may be included in any applicable prospectus supplement. These risks are not the only risks that we face. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the statements incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact, including without limitation, statements regarding future operations, financial position, estimated revenues and losses, growth, capital projects, stock or unit repurchases, impacts of legal proceedings, legislation, policies or regulations, timing of determinations and other interactions with, and submissions to, regulatory authorities and agencies, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” and similar terms and phrases are intended to identify forward-looking statements.
Although we believe our assumptions concerning future events are reasonable, a number of risks, uncertainties, and other factors could cause actual results and trends to differ materially from those projected or forward-looking. Forward-looking statements, as well as certain risks, contingencies or uncertainties that may impact our forward-looking statements, include but are not limited to the following:
•	volatile margins in the refining industry and exposure to the risks associated with volatile crude oil, refined product and feedstock prices;
•	the availability of adequate cash and other sources of liquidity for the capital, operating and other needs of our businesses;
•
the effects of the Russia-Ukraine war and the tensions and conflict in the Middle East and any escalation, expansion or resolution thereof, including with respect to impacts to commodity prices and other markets;

•
the effects of changes in market conditions; market volatility; crude oil and other commodity prices; demand for those commodities, storage and transportation capacities and costs, inflation, and the impact of such changes on our operating results and financial condition;

•	the ability to forecast our future financial condition, results of operations, revenues and expenses accurately or at all;
•	the effects of transactions involving derivative instruments;
•
political uncertainty and impacts to the oil and gas industry and the United States and global economies generally as a result of actions taken by the current administration or others in response thereto, including the imposition of tariffs and reactions thereto and changes in climate or other energy laws, rules, regulations, or policies;

•	interruption in pipelines supplying feedstocks or distributing the petroleum business’ products;
•
competition in the petroleum, renewables and nitrogen fertilizer businesses, including potential impacts of domestic and global supply and demand or domestic or international duties, tariffs, or similar costs;

•	capital expenditures;
•	changes in our or our segments’ credit profiles and impacts thereof on cash needs or otherwise;
•	the cyclical and seasonal nature of the petroleum, renewables and nitrogen fertilizer businesses;
•	the supply, availability and price levels of raw materials and feedstocks and the effects of inflation thereupon;
•
existing and future laws, regulations, rules, policies, or rulings, including changes, amendments, reinterpretations or amplification thereof and the actions of the current administration or future administrations relating thereto, and including but not limited to those relating to the environment and climate change; crude oil, refined products, other hydrocarbons or renewable feedstocks or products; renewable or alternative energy or fuel sources; electric vehicles; emissions and impacts thereof; safety and security; or the export, transportation, storage, sale or production of hazardous chemicals, materials or substances including potential liabilities or capital requirements arising from such laws, regulations, rules, policies, or rulings and the impacts thereof on macroeconomic factors, consumer activity or otherwise;

•
our production levels, including the risk of a material decline thereof, as well as potential operating hazards, downtime, and damage to our or our counterparties’ facilities and other assets from accidents, fires, severe weather, tornadoes, floods, wildfires, or other natural disasters, accidents or other unscheduled shutdowns or interruptions affecting our facilities, machinery, people, or equipment, or those of our suppliers or customers;

•	the impact of weather on commodity supply or pricing and on the nitrogen fertilizer business including our ability to produce, market or sell fertilizer products profitability or at all;
•	rulings, judgments or settlements in litigation, tax or other legal or regulatory matters;
•	the dependence of the nitrogen fertilizer business on customers and distributors including to transport goods and equipment and providers of feedstocks;
•
the reliance on, or the ability to procure economically or at all, petroleum coke (“pet coke”) that our nitrogen fertilizer business purchases from our subsidiaries and third-party suppliers or the natural gas, electricity, oxygen, nitrogen, sulfur processing and compressed dry air and other products purchased from third parties by the nitrogen fertilizer and petroleum businesses and the facility operating risks associated with these third parties;

•	risks of terrorism, cybersecurity attacks, and the security of chemical manufacturing facilities and other matters beyond our control;
•	our lack of diversification of assets or operating and supply areas;
•	the petroleum business’ and nitrogen fertilizer business’ dependence on significant customers and the creditworthiness and performance by counterparties;
•	the potential loss of the nitrogen fertilizer business’ transportation cost advantage over its competitors;
•
the potential inability to successfully implement our business strategies at all or on time and within budget, including significant capital programs or projects, turnarounds or other initiatives, and other projects;

•	our ability to continue to license the technology used for our operations;
•	the impact of refined product demand and declining inventories on refined product prices and crack spreads;
•	Organization of Petroleum Exporting Countries’ and its allies’ production levels and pricing;
•
the impact of renewable fuel credits, known as renewable identification numbers (“RINs”), pricing, our blending and purchasing activities, our ability to purchase RINs on a timely and cost effective basis or at all, and governmental actions, including by the U.S. Environmental Protection Agency on our RIN obligation, open RINs positions, small refinery exemptions, and our cost to comply with our Renewable Fuel Standard (“RFS”) obligations;

•	our accounting policies and treatment, including of our RFS obligations;
•
operational upsets or changes in laws that could impact the amount and receipt of credits (if any) under Section 45Q of the Internal Revenue Code of 1986, as amended, or any similar law, rule, or regulation;

•	our ability to meet certain carbon capture and sequestration milestones;
•	our businesses’ ability to obtain, retain or renew environmental and other governmental permits, licenses or authorizations necessary for the operation of its business;
•	impact of potential runoff of water containing nitrogen based fertilizer into waterways and regulatory or legal actions in response thereto;
•	our ability to issue securities, obtain financing or sell assets on terms favorable to us or at all;
•	bank failures or other events affecting financial institutions;
•	existing and future regulations related to the end-use of our products or the application of fertilizers;
•	refinery, renewables and nitrogen fertilizer facilities’ operating hazards and interruptions, including unscheduled maintenance or downtime and the availability of adequate insurance coverage;

•
risks related to services provided by or competition among our subsidiaries, including conflicts of interests and control of the general partner of CVR Partners, and control of CVR Energy, Inc. by its controlling shareholder;

•
risks related to our capital structure, including our authorization to issue additional common or preferred stock that may dilute equity ownership of current holders and the share price of our common stock;

•
risks related to potential strategic transactions involving CVR Energy including, but not limited to, those in which its controlling shareholder or others may participate or direct and potential strategic transactions involving CVR Partners in which CVR Energy or its controlling shareholder or others may participate, including in each case the process of exploring any such transaction and potentially completing any such transaction, including the costs thereof and the risk that any such transaction may not achieve any or all of any anticipated benefits or be completed at all;

•	instability and volatility in the capital and credit markets;
•	restrictions in our debt agreements and our ability to refinance our debt on acceptable terms or at all;
•	asset impairments and impacts thereof;
•	our controlling shareholder’s intentions regarding ownership of our common stock or the common units of CVR Partners, including any acquisitions, dispositions or transactions relating thereto;
•
the impact of any pandemic or breakout of infectious disease, and of businesses’ and governments’ responses thereto on our operations, personnel, commercial activity, and supply and demand across our and our customers’ and suppliers’ business;

•	the variable nature of CVR Partners’ distributions, including the ability of its general partner to modify or revoke its distribution policy, or to cease making cash distributions on its common units;
•
changes in tax and other laws, regulations and policies, including, without limitation, the One Big Beautiful Bill Act and actions of the past, current or future administrations that impact conventional fuel operations or favor renewable energy projects in the United States;

•	changes in CVR Partners’ treatment as a partnership for U.S. federal income or state tax purposes;
•	our ability to procure or recover under our insurance policies for damages or losses in full or at all;
•	labor supply shortages, labor difficulties, labor disputes or strikes; and
•
timing and impacts of any decision to modify a unit to hydrocarbon processing following renewable conversion, or vice versa, including the resolution made in the third quarter of 2025 to revert the renewable diesel unit at the refinery located in Wynnewood, Oklahoma to hydrocarbon processing service.

Additional important risks, uncertainties and other factors are described in “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein, and may be described in other periodic or current reports filed by us with the SEC under the Exchange Act from time to time that are incorporated by reference herein.
We caution you not to place undue reliance on the forward-looking statements. All forward-looking statements contained in this prospectus only speak as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus, or to reflect the occurrence of unanticipated events, except to the extent required by law.
All forward-looking statements, expressed or implied, included in this prospectus, including the information incorporated by reference herein, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business. Please read “Where You Can Find More Information.”

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we anticipate using any net proceeds we receive from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:
•	working capital;
•	capital expenditures;
•	acquisitions; and
•	the repayment, refinancing, redemption or repurchase of indebtedness or other securities.
Any specific allocation of the net proceeds we receive from an offering of securities to a specific purpose will be determined at the time of the offering and will be described in the applicable prospectus supplement. Pending any specific application, we may initially invest the net proceeds we receive from an offering of securities in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of October 30, 2025, there were 100,530,599 outstanding shares of common stock and no outstanding shares of preferred stock.
The following description of our capital stock does not purport to be complete and is subject to and qualified by our amended and restated certificate of incorporation, as amended and restated on October 16, 2007 and as subsequently amended on June 15, 2018 (our “certificate of incorporation”), and our second amended and restated bylaws, as amended on June 15, 2018 (our “bylaws”), which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.
Common Stock
Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board of directors. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our capital stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.
Preferred Stock
Our board of directors may, from time to time, authorize the issuance of one or more series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is authorized from time to time to adopt resolutions to issue one or more series of preferred stock, designate the series, establish the number of shares constituting any series, change the number of shares constituting any series, and provide or change the voting powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.
One of the effects of undesignated preferred stock may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:
•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	decreasing the market price of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control without further action by the stockholders.
Limitation on Liability and Indemnification of Officers and Directors
Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate the rights of our company and our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, our directors will be personally liable to us and our stockholders for any breach of the director’s duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our board of directors has approved a form of indemnification agreement for our directors and officers, and expects that each of its current and future directors and officers will enter into substantially similar indemnification agreements. We also maintain directors and officers insurance for certain claims that could be asserted against our directors and officers.
Delaware Anti-Takeover Law
Our certificate of incorporation provides that we are not subject to Section 203 of the Delaware General Corporation Law which regulates corporate acquisitions. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation may not engage in business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term “business combination” to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders.
Removal of Directors; Vacancies
Our certificate of incorporation and bylaws provide that any director or the entire board of directors may be removed with or without cause by the affirmative vote of the majority of all shares then entitled to vote at an election of directors. Our certificate of incorporation and bylaws also provide that any vacancies on our board of directors will be filled by the affirmative vote of a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director.
Voting
The affirmative vote of a plurality of the shares of our common stock present, in person or by proxy will decide the election of any directors, and the affirmative vote of a majority of the shares of our common stock present, in person or by proxy will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our certificate of incorporation, or under our bylaws, a different vote is required, in which case such provision will control.
Action by Written Consent
Our bylaws provide that stockholder action can be taken by written consent of the stockholders if a consent in writing, setting forth the action to be taken, has been signed by the holders of outstanding shares having not less than the minimum number of shares that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Ability to Call Special Meetings
Our bylaws provide that special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors or by the chairman of our board of directors.
Amending Our Certificate of Incorporation and Bylaws
Our certificate of incorporation provides that our certificate of incorporation may be amended by the affirmative vote of a majority of the board of directors and by the affirmative vote of the majority of all shares of our common stock then entitled to vote at any annual or special meeting of stockholders. In addition, our certificate of incorporation and bylaws provide that our bylaws may be amended, repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors or by the affirmative vote of the majority of all shares of our common stock then entitled to vote at any annual or special meeting of stockholders.
Advance Notice Provisions for Stockholders
In order to nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder’s notice in proper form must be received by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th calendar day, and no earlier than the 120th calendar day, prior to the anniversary of the previous year’s annual meeting of stockholders, subject to certain exceptions contained in our bylaws. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting was changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, to be considered timely, must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or a public announcement of such date was first made.
Listing
Our common stock is listed on the NYSE under the symbol “CVI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF RIGHTS
We may issue rights to purchase any combination of common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering.
The rights will be issued under rights agreements to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates representing the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. You should read the particular terms of the rights, which will be described in more detail in any applicable prospectus supplement. The particular terms of any rights offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.
Any applicable prospectus supplement will describe the terms of rights we offer, the rights agreement relating to the rights and the certificates representing the rights, including the following:
•	the title of the rights and the aggregate number outstanding;
•	the date of determining the stockholders entitled to the rights distribution;
•	the number of rights issued or to be issued to each stockholder;
•	the exercise price payable for each share of common stock, preferred stock or other securities upon the exercise of the rights;
•	the number and terms of the shares of common stock, preferred stock or other securities which may be purchased per each right;
•	the extent to which the rights are transferable;
•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness of CVR Energy, which we refer to as “debt securities.” We may issue the debt securities under one or more separate indentures between us and U.S. Bank Trust Company, National Association, as Trustee (each an “Indenture”).
We have summarized the provisions of the Indenture and the debt securities below. You should read the Indenture for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the form of Indenture as an exhibit to the registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Where You Can Find More Information.”
The debt securities will represent our unsecured general obligations, unless otherwise provided in the applicable prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt securities or subordinated debt securities, and may have the benefit of guarantees (each, a “guarantee”) by one or more of our existing or future subsidiaries (each, a “guarantor”) specified in the prospectus supplement for the series of such debt securities. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.
The provisions of the Indenture will generally be applicable to all of the debt securities. Selected provisions of the Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•	the title of the debt securities;
•	the extent, if any, to which the debt securities are subordinated in right of payment to our other indebtedness;
•	any limit on the aggregate principal amount of the debt securities;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;
•	the date or dates on which the principal of the debt securities will be payable;
•	the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;
•	the dates on which interest will be payable and the regular record dates for interest payment dates;
•	the place or places where the principal of and any premium and interest on the debt securities will be payable;
•	the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;
•	our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;
•	the denominations in which the debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
•
the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

•	any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;
•	the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for the common stock or other securities of CVR Energy or any other person;
•
the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default;

•
whether the debt securities will be guaranteed by any guarantors, and if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	the applicability to the debt securities of the provisions described in “—Defeasance” below; and
•	any other terms applicable to that series in accordance with the Indenture, which could be different from those described in this prospectus.
We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount may be described in an applicable prospectus supplement.
If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.
Unless otherwise indicated in an applicable prospectus supplement:
•	the debt securities will be issued only in fully registered form (without coupons) in denominations of $2,000 and any integral multiples of $1,000 in excess thereof; and
•
payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global (i.e., book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Book-Entry Procedures
Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which the Depository Trust Company (“DTC”) acts as a depositary. We have provided the following descriptions of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and

Clearstream and are subject to change by them from time to time. None of we, any guarantor, any underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream or their respective participants directly to discuss these matters.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.
Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.
We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, the Trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
•	DTC notifies us that it is unwilling, unable or has ceased to be a clearing agency under the Exchange Act and we do not appoint another institution to act as depositary within 90 days; or
•	we notify the Trustee that we wish to terminate that global security.
Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indenture. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee.

Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indenture.
We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the Indenture, DTC would authorize the participants holding the relevant beneficial interests to take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Investors may hold interests in the debt securities outside the United States through the Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Secondary market trading between Euroclear Participants and Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants or Clearstream Participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Certain Covenants
Maintenance of Office or Agency
We will be required to maintain an office or agency in the Borough of Manhattan, City of New York, or, if different, in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.
Paying Agents
If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the Trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the Trustee, to promptly notify the Trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of (or premium, if any) or interest on any debt securities that remain unclaimed for two years after the principal (or premium, if any) or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.
Organizational Existence
We will be required to preserve and keep in full force and effect our organizational existence, charter rights, statutory rights, licenses and franchises; provided that the Company shall not be required to preserve any such right, license or franchise if the Company shall determine that such preservation is no longer desirable in the conduct of the business of the Company.
Compliance Certificate
The Company will be required to file annually with the Trustee a certificate signed by two of its officers, stating whether or not the officers know of any default by the Company in compliance with any provision of the Indenture.
Merger and Consolidation
The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets on a consolidated basis to, any Person, unless:
(1)
the resulting, surviving or transferee Person (the “Successor Company”) will be a company, corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the debt securities of any series and the Indenture; provided that if the Successor Company is not a corporation, a corporate wholly owned subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia shall become a co-issuer of such debt securities;

(2)	immediately after giving effect to such transaction, no event of default shall have occurred and be continuing; and
(3)
the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (as each is defined in the Indenture), each stating that such consolidation, merger, sale, conveyance, transfer or lease, and such supplemental indenture (if any), comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For purposes of the foregoing, the sale, lease, conveyance, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of the Company, which properties and assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company on a consolidated basis.
The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the debt securities of any series.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control) which could adversely affect holders of debt securities.

Events of Default
The following are Events of Default under the Indenture with respect to debt securities of any series:
(1)	default in any payment of interest on any debt security of that series when due and the continuance of such default for a period of 30 days;
(2)	default in the payment of principal of or premium, if any, on any debt security of that series when due at its stated maturity or by declaration of acceleration, call for redemption or otherwise;
(3)	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series and continuance of such default for a period of 60 days;
(4)
default in the performance, or breach, of any covenant (other than a covenant or a default in whose performance or whose breach is elsewhere specifically dealt with as an Event of Default or which has been expressly included in the Indenture solely for the benefit of a series of debt securities other than that series) for a period of 90 days after written notice thereof has been given to us as provided in the Indenture;

(5)	specified events of bankruptcy, insolvency, or reorganization involving the Company; and
(6)	any other Event of Default provided with respect to debt securities of that series.
Pursuant to the Trust Indenture Act, the Trustee is required to give to the holders of the debt securities of that series notice of all defaults known to it within 90 days of the occurrence thereof, except that other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the Trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.
If an Event of Default described in clause (5) above occurs, the principal of, and accrued interest, if any, on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of, and accrued and unpaid interest, if any, on all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. Please read “- Amendments and Waivers” below.
Subject to the duty of the Trustee to act with the requisite standard of care during an Event of Default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the debt securities of any series unless:
(1)	such holder has previously given the Trustee notice of a continuing Event of Default with respect to the debt securities of that series;
(2)	holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the Trustee to pursue the remedy in respect of such Event of Default;
(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)	the holders of a majority in principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series issued under the Indenture.
Subordination
The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company of the principal of, premium, if any, on and interest on such subordinated debt securities.
Amendments and Waivers
Subject to certain exceptions, the Indenture and the debt securities of any series may be amended or supplemented with the consent of the holders of not less than a majority in principal amount of all of the debt securities at the time outstanding (voting as a single class) or, if the amendment or supplement affects the debt securities of fewer than all of such series of debt securities, by the holders of not less than a majority in principal amount of all such series affected by the amendment or supplement, with the debt securities of all the affected series voting together as a single class for this purpose (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of not less than a majority in principal amount of the debt securities at the time outstanding (voting as a single class) or, if the waiver of compliance with provisions affects the debt securities of fewer than all of such series of debt securities, by the holders of not less than a majority in principal amount of all such series affected by the waiver, with the debt securities of all the affected series voting together as a single class for this purpose (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities). In addition, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or any series for certain purposes as set forth in the Indenture.
However, without the consent of each holder of an outstanding debt security affected, no amendment, supplement or waiver may, among other things:
(1)	reduce the percentage in principal amount of debt securities of such series whose holders must consent to an amendment;
(2)	reduce the stated rate of or extend the stated time for payment of interest on any such debt security;
(3)	reduce the principal of or extend the stated maturity of any such debt security;
(4)
reduce the premium payable upon the redemption or repurchase of any such debt security or change the time at which any such debt security may be redeemed or repurchased pursuant to the Indenture or any supplemental indenture;

(5)	change the place or currency of payment of principal of, or premium, if any, or interest on any such debt security;
(6)
impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

(7)	release any guarantor from any of its obligations under its guarantee, except in accordance with the terms of the indenture or the debt securities for which such guarantor has provided a guarantee; or
(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions for such securities.
The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when either:
(1)
all such notes that have been authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)	(a) all such notes not theretofore delivered to the Trustee for cancellation:
(i)	have become due and payable by reason of the making of a notice of redemption or otherwise,
(ii)	will become due and payable at their stated maturity within one year, or
(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in each case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with such Trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;
(b)	the Company has paid or caused to be paid all sums payable by it with respect to the notes under the Indenture; and
(c)	the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.
In addition, the Company will deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.
Defeasance
The Company at any time may terminate all its and the guarantors’ obligations under the debt securities of any series and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of any series.
The Company may at any time terminate its and the guarantors’ obligations to comply with certain covenants described above under “—Certain Covenants” and certain covenants of any outstanding series of debt securities that may be contained in any applicable prospectus supplement, and we may omit to comply with such covenants without creating an Event of Default (“covenant defeasance”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

The applicable prospectus supplement will describe our ability to be released from any of our covenant obligations under the Indenture with respect to any series of debt securities.
In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the debt securities of any series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.
If the Company fails to comply with its remaining obligations under the Indenture with respect to the debt securities of any series following a covenant defeasance and such debt securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default; however, the Company will remain liable in respect of such payments.
Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the Trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed).
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
Guarantees
The debt securities of any series may be guaranteed by one or more of our existing or future subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our existing or future subsidiaries be a guarantor of any series of debt securities and will permit the guarantors of any series of guaranteed debt securities to differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee, on a joint and several basis with each other guarantor, the due and punctual payment of the principal of, and premium, if any, and interest on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.
Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.
No guarantor will consolidate with or merge into any other Person or sell, convey or transfer all or substantially all its properties and assets to any Person, and no guarantor will permit any Person to consolidate with or merge into such guarantor, in each case in a transaction in which the successor Person formed by such consolidation or merger or to which such sale, conveyance or transfer is made is an affiliate of the Company, and no guarantor will lease all or substantially all its properties and assets to any Person (whether or not such an affiliate), unless, in any such case:
(1)
in case such guarantor will consolidate with or merge into another Person or sell, convey, transfer or lease all or substantially all its properties and assets to any Person, the Person formed by such consolidation or into which such guarantor is merged or the Person which acquires by sale, conveyance or transfer, or which leases, all or substantially all the properties and assets of such guarantor will be a corporation, limited liability company, partnership or trust, will be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance or observance of every covenant of the Indenture and any guarantees on the part of such guarantor to be performed or observed; and

(2)
immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Upon any consolidation of any guarantor with, or merger of such guarantor into, any other Person or any sale, conveyance, transfer or lease of all or substantially all the properties and assets of such guarantor in accordance with this paragraph, the successor Person formed by such consolidation or into which such guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such guarantor under the Indenture with the same effect as if such successor Person had been named as such guarantor in the Indenture, and thereafter, except in the case of a lease, the predecessor Person will be relieved of all obligations and covenants under the Indenture and any guarantees of such guarantor.
Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than another guarantor) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our existing or future subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.
Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company indebtedness, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.
If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our existing or future subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. Please read “— Subordination” above.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The Indenture provides that no incorporator and no past, present or future stockholder, officer or director of the Company, any guarantor or any Successor Company, in their capacity as such, shall have any individual liability for any of our obligations under the debt securities, the guarantees or the Indenture.
Governing Law
The Indenture is, and the debt securities and any guarantees will be, governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any combination of common stock, preferred stock, debt securities, depositary shares and purchase contracts. Each warrant will entitle the holder to purchase for cash a number of securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.
Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in any applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.
Any applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:
•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;
•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;
•	the date, if any, on and after which the warrants and the related securities will be separately transferable;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	the terms of any mandatory or optional redemption by us;
•	the identity of the warrant agent;
•	information with respect to book-entry procedures, if any;
•	if appropriate, a discussion of material United States federal income tax considerations; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES
Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us, who we will name in an applicable prospectus supplement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the preferred stock represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
The particular terms of the depositary shares offered by any prospectus supplement will be described in a prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.
We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts representing contracts obligating holders, subject to the terms of such purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our common stock, preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the purchase contracts may, subject to the terms of such purchase contracts, obligate us to purchase from holders, and obligate the holders to sell to us, a specified or varying number of common stock, preferred stock or other securities described in this prospectus. The price per unit of our common stock, preferred stock or other securities described in this prospectus and number of units may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts. We may issue the purchase contracts separately or as part of units, which we refer to as “purchase units,” consisting of a purchase contract and other securities or obligations issued by us or third parties, including government securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.
Any applicable prospectus supplement will describe the terms of any purchase contract or purchase units. The description in a prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units.

DESCRIPTION OF UNITS
We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, rights, debt securities, warrants, depositary shares and purchase contracts. We may evidence each series of units issued by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in a prospectus supplement.
If we offer any units, certain terms of that series of units will be described in a prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a description of the term of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units;
•	if appropriate, a discussion of material United States federal income tax considerations; and
•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities on a delayed or continuous basis in and outside the United States through the methods described below or through any other method permitted pursuant to applicable law, including through a combination of such methods.
A prospectus supplement, if required, will set forth any required information such as the terms of the offering and the method of distribution and will include the following information:
•	the name or names of any underwriters or agents;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any over-allotment options under which underwriters may purchase additional securities;
•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities offered in a prospectus supplement may be listed.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities may be subject to conditions, and the underwriters may in such event be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters may sell our securities under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NYSE, on any other existing trading market for such securities or to or through a market maker, or in privately negotiated transactions. Unless stated otherwise in any applicable prospectus supplement, the sales agent with respect to any such at the market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. Any applicable prospectus supplement will include the amount of any compensation to be received by the sales agent.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in any applicable prospectus supplement and any related free writing prospectus. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. If required, we will include in any applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We also may sell the securities through agents we designate from time to time to solicit offers from purchasers to purchase the securities included in this prospectus or to sell such securities in ordinary brokerage transactions on our behalf. If required, a prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable by us to the agent. Unless stated otherwise in any applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in a prospectus supplement.
We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Delayed Delivery Contracts
We may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in a prospectus supplement. Such prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. The name of any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm will be included in a prospectus supplement, as required. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions then the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and will be identified in such applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in a prospectus supplement any required information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers.
We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Other than our common stock, which is listed on the NYSE, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in a prospectus supplement, if required.

LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters, dealers or agents will be advised about legal matters relating to any offering by their own legal counsel.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Our SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. You will also be able to obtain many of these documents, free of charge, from us by accessing our website at www.cvrenergy.com under the “Investor Relations” link and then the “SEC Filings” link. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities we may offer.
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) until the termination of the issuances under this prospectus. The documents we incorporate by reference include:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025;
•	our Current Reports on Form 8-K filed with the SEC on April 4, 2025 and June 6, 2025;
•
our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 22, 2025, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed on May 22, 2007, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, together with any other amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this prospectus, at no cost, by writing or telephoning us at the following address:
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: Investor Relations
Telephone: (281) 207-3464

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth expenses payable by CVR Energy in connection with the issuance and distribution of the securities being registered.

Registration fee	$ *
Trustee fees and expenses	†
Accounting fees and expenses	†
Legal fees and expenses	†
Printing fees and expenses	†
Rating agency fees and expenses	†
Miscellaneous	†
Total	$ †

*	Under SEC Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently estimable.
†
Estimated expenses are not currently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that CVR Energy anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
CVR Energy, Inc.
Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
As permitted by the Delaware General Corporation Law, the certificate of incorporation of CVR Energy includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or
•	for any transaction for which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Company’s bylaws, provide that:
•	the Company is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•	the Company may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•
the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Company may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and
•	the rights conferred in the bylaws are not exclusive.
The Company’s board of directors has approved a form of indemnification agreement for its directors and officers and expects that each of its current and future directors and officers will enter into substantially similar indemnification agreements with the Company to give the Company’s directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s certificate of incorporation and to provide additional procedural protections.
The indemnification provisions in the Company’s certificate of incorporation and bylaws and the indemnification agreements entered into between the Company and each of its current and future directors and officers may be sufficiently broad to permit indemnification of the Company’s directors and officers for liabilities arising under the Securities Act.
The Company and its subsidiaries are covered by liability insurance policies which indemnify their directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.
In connection with an offering of the securities registered hereunder, the Company may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act.
Subsidiary Guarantors
CVR Energy Holdings, Inc.
For a description of Delaware General Corporation Law, please see above under the heading “―CVR Energy, Inc.”
The certificate of incorporation and bylaws of CVR Energy Holdings, Inc. provide generally for the indemnification of directors and officers to the fullest extent permitted by law.
CVR Energy Holdings, Inc. may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under its bylaws.
Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Terminal, LLC, CVR Refining, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC, CVR Services, LLC, CVR Refining GP, LLC, CVR Renewables, LLC, Common Assets Holdco, LLC, CVR Common Assets CVL, LLC, CVR Common Assets WYN, LLC, Common Services Holdco, LLC, CVR Common Services, LLC, Renewable Assets Holdco, LLC, CVR Renewables CVL, LLC, CVR Renewables WYN, LLC, CVR Supply & Trading, LLC, CVR Refining CVL, LLC, CVR Refining WYN, LLC and UAN Services, LLC
Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company, subject to such standards and restrictions, if any, as are set forth in such limited liability company’s limited liability company agreement, may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company operating agreements of each of Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Terminal, LLC provide generally for the indemnification of the members of each respective limited liability company.
The limited liability company operating agreements of each of CVR Refining, LLC, CVR Services, LLC, CVR Renewables, LLC, Common Assets Holdco, LLC, CVR Common Assets CVL, LLC, CVR Common Assets WYN, LLC, Common Services Holdco, LLC, CVR Common Services, LLC, Renewable Assets Holdco, LLC, CVR Renewables CVL, LLC, CVR Renewables WYN, LLC, CVR Supply & Trading, LLC, CVR Refining CVL, LLC, CVR Refining WYN, LLC and UAN Services, LLC provide generally for the indemnification of members and officers to the fullest extent permitted by law.
The limited liability company agreement of CVR Refining GP, LLC provides generally for the indemnification of members, directors, officers, fiduciaries and trustees of CVR Refining GP, LLC to the fullest extent permitted by law, as further described in “—CVR Refining, LP, CVR CGC, LP, CVR FHC, LP and CVR RHC, LP” below.
The certificates of formation and limited liability company operating agreements of Wynnewood Energy Company, LLC and Wynnewood Refining Company, LLC do not address indemnification.
CVR Refining, LP, CVR CHC, LP, CVR FHC, LP and CVR RHC, LP
Section 17-08 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. CVR Refining, LP’s second amended and restated limited partnership agreement does not address indemnification. The agreements of limited partnership of each of CVR CHC, LP, CVR FHC, LP and CVR RHC, LP do not address indemnification.
The limited liability company operating agreement of CVR Refining, LP’s general partner, CVR Refining GP, LLC, provides for the indemnification of the following persons in most circumstances to the fullest extent permitted by law:
•	CVR Refining, LP’s general partner;
•	any departing general partner;
•	any affiliate of CVR Refining, LP or any departing general partner;
•
any person who is or was a director, officer, fiduciary, trustee, manager or managing member of CVR Refining, LP or its subsidiaries, CVR Refining, LP’s general partner or any departing general partner or any of the general partner’s or any departing general partner’s affiliates;

•
any person who is or was serving as a director, officer, fiduciary, trustee, manager or managing member of another person owing a fiduciary duty to CVR Refining, LP or its subsidiary at the request of a general partner or any departing general partner;

•	any person who controls, or has previously controlled, CVR Refining, LP’s general partner; or
•	any person designated by CVR Refining, LP’s general partner.
Additionally, the limited liability company agreement of CVR Refining, LP’s general partner, provides for the indemnification of its directors and officers against liabilities they incur in their capacities as such. CVR Refining, LP may enter into indemnity agreements with each of the current directors and officers of its general partner to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the general’s partners limited liability company agreement and to provide additional procedural protections.
The limited liability company operating agreements of each of CVR CHC, LP’s general partner, CHC GP, LLC, CVR FHC, LP’s general partner, FHC GP, LLC, and CVR RHC, LP’s general partner, RHC GP, LLC, provide generally for the indemnification of members and officers to the fullest extent permitted by law.

Item 16.	Exhibits.
The following documents are filed as exhibits to this registration statement:†

Number	Exhibit Title
4.1*	Amended and Restated Certificate of Incorporation of CVR Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 15, 2018).
4.2*	Second Amended and Restated Bylaws of CVR Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on June 15, 2018).
4.3*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, File No. 333-137588, filed on June 5, 2007).
4.4*	Form of Indenture for Debt Securities (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3, File No. 333-266619, filed on August 8, 2022).
5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages of the Registration Statement).
25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Indenture for the Debt Securities.
107	Filing Fee Table.

†
We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby or (iv) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.

*	Previously filed.
Item 17.	Undertakings.
(a)	The undersigned registrants hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which such prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)
That portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)
The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the undersigned registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR ENERGY, INC.

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President, Chief Executive Officer and Director (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

/s/ ROBERT E. FLINT	Chairman of the Board and Director
Robert E. Flint

/s/ DUSTIN DEMARIA	Director
Dustin DeMaria

/s/ JAFFREY A. FIRESTONE	Director
Jaffrey A. Firestone

/s/ BRETT ICAHN	Director
Brett Icahn

Name	Title

/s/ COLIN KWAK	Director
Colin Kwak

/s/ STEPHEN MONGILLO	Director
Stephen Mongillo

/s/ MARK J. SMITH	Director
Mark J. Smith

/s/ JULIA HEIDENREICH VOLIVA	Director
Julia Heidenreich Voliva

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

COFFEYVILLE RESOURCES PIPELINE, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

COFFEYVILLE RESOURCES TERMINAL, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

COMMON ASSETS HOLDCO, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

COMMON SERVICES HOLDCO, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR CHC, LP

By: CHC GP, LLC, its general partner

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR COMMON ASSETS CVL, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR COMMON ASSETS WYN, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR COMMON SERVICES, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR ENERGY HOLDINGS, INC.

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President, Chief Executive Officer and Director (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

/s/ MELISSA M. BUHRIG	Director
Melissa M. Buhrig

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR FHC, LP

By: FHC GP, LLC, its general partner

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR REFINING GP, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR REFINING, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR REFINING, LP

By:	CVR Refining GP, LLC, its general partner

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR REFINING CVL, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR REFINING WYN, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR RENEWABLES, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR RENEWABLES CVL, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR RENEWABLES WYN, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR RHC, LP

By:	RHC GP, LLC, its general partner

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR SERVICES, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

CVR SUPPLY & TRADING, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

RENEWABLE ASSETS HOLDCO, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

UAN SERVICES, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

WYNNEWOOD ENERGY COMPANY, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 31, 2025.

WYNNEWOOD REFINING COMPANY, LLC

By:	/s/ DAVID L. LAMP
David L. Lamp
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David L. Lamp and Dane J. Neumann, as his true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2025.

Name	Title

/s/ DAVID L. LAMP	President and Chief Executive Officer (Principal Executive Officer)
David L. Lamp

/s/ DANE J. NEUMANN	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)
Dane J. Neumann

/s/ JEFFREY D. CONAWAY	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jeffrey D. Conaway